UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015 (April 6, 2015)

Home Loan Servicing Solutions, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services

(Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (345) 945-3727

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on February 22, 2015, Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (“HLSS” or the “Company”), New Residential Investment Corp., a Delaware corporation (“New Residential” or “Parent”), and Hexagon Merger Sub, Ltd., a Cayman Islands exempted company and a wholly owned subsidiary of New Residential (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Initial Merger Agreement”). As described in more detail below, on April 6, 2015, the parties entered into the Termination Agreement (as defined below) pursuant to which the Initial Merger Agreement was terminated.

The Initial Merger Agreement provided that, upon the terms and subject to the conditions set forth therein, Merger Sub would have merged with and into HLSS, with HLSS continuing as the surviving company and a wholly owned subsidiary of the Company, and at the effective time of the merger, each ordinary share of HLSS issued and outstanding immediately prior to the effective time (except as set otherwise forth in the Initial Merger Agreement), would have been automatically converted into the right to receive $18.25 in cash, without interest (the “Initial Merger”).

Conditions to the Consummation of the Merger

Each party’s obligation to consummate the merger was subject to various conditions, including, without limitation, the accuracy of the other party’s representations and warranties, both as of the date of signing and closing. Among other representations and warranties to New Residential, HLSS would have been required to represent as of the closing of the merger that it had filed all reports required to be filed with the Securities and Exchange Commission (the “SEC”) (including, for example, its Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”)).

Each party’s obligation to consummate the merger was also subject to the other party’s compliance with its covenants and agreements contained in the Initial Merger Agreement. Among other covenants and agreements, HLSS agreed to provide notice to New Residential upon becoming aware that HLSS was reasonably likely to receive a going concern qualification from its auditors with respect to its then-most recent fiscal year (a “Going Concern Qualification”). The Initial Merger Agreement specified that, upon the receipt by HLSS of a Going Concern Qualification, New Residential would have the right to immediately terminate the Initial Merger Agreement.

Events following the Entry into the Initial Merger Agreement

On March 3, 2015, HLSS filed a Form 12b-25 with the SEC, stating that HLSS required additional time to complete the Annual Report in order to complete an assessment of recent events related to HLSS’s business and determine the impact on HLSS’s financial statements and related disclosures. In this filing, HLSS also stated that it expected to file the Annual Report within the fifteen (15) day extension period under Rule 12b-25(b)(ii) of the Securities Exchange Act of 1934, as amended, or by March 17, 2015.

On March 18, 2015, HLSS filed a Current Report on Form 8-K with the SEC that disclosed that HLSS would need additional time to complete the Annual Report “to prepare information relating to its ability to operate as a going concern.” Also on March 18, 2015, The Nasdaq Stock Market LLC notified HLSS that it was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing because of the failure to timely file the Annual Report, and HLSS was given until May 18, 2015 to submit a plan to regain compliance.

In addition to entry into the Initial Merger Agreement, HLSS continued to work on a management plan in order to avoid a Going Concern Qualification that included the following elements:

•	Negotiating certain commitments from various lenders for replacement advance financing, though never consummated;

•	Selling its entire portfolio of re-performing loans for an immaterial gain and concurrently repaying the related borrowings in full;

•	Marketing its Government National Mortgage Association (“GNMA”) early buy-out loan portfolios and extending the maturity of the related borrowings to allow for continued marketing;

•	Working closely with its legal counsel to address BlueMountain Capital Management, LLC’s allegations of default, which it believes are without merit, and any potential impact of such allegations on its advance financing facilities; and

•	Amending its Senior Secured Term Loan Facility Agreement, dated as of June 27, 2013 (the “Term Loan”) to extend the deadline to furnish annual financial statements to April 10, 2015, to amend certain terms of cross default to its advance financing facilities and to permit an amendment to that certain Subservicing Agreement between HLSS Holdings, LLC (“HLSS Holdings”) and Ocwen Loan Servicing, LLC (together with Ocwen Financial Corporation and its subsidiaries, “Ocwen”), dated as of October 1, 2012 (the “Ocwen Subservicing Agreement”).

While HLSS was preparing information relating to its ability to operate as a going concern and in support of its management plan, HLSS continued to work on completing the Initial Merger. As the Company’s audit process continued, the Company began discussing with New Residential whether an alternative transaction could be structured, if needed, to alleviate concerns about HLSS’s ability to operate as a going concern. HLSS also indicated that the termination of the Initial Merger Agreement, in the absence of an alternative transaction, would increase the likelihood that it would receive a Going Concern Qualification. HLSS discussed with New Residential the potential material adverse effects of receiving a Going Concern Qualification, including an event of default under both HLSS’s Term Loan and HLSS’s mortgage loan repurchase facility, each of which would, independently, cause an event of default and amortization under HLSS’s advance financing facilities. New Residential and HLSS, together with their respective legal and financial advisors, began to analyze and discuss a number of alternative transactions that could potentially be consummated in lieu of the Initial Merger.

On March 20, 2015, HLSS entered into an amendment to its Term Loan in order to extend to April 10, 2015 the deadline thereunder for HLSS to furnish its annual financial statements and to amend certain terms of the cross-default to HLSS’s advance financing facilities. In addition, consent was granted thereunder to permit certain amendments to the Ocwen Subservicing Agreement.

In light of HLSS’s failure to timely file its Annual Report and HLSS’s ongoing consideration of its ability to continue as a going concern, HLSS and New Residential, together with their respective advisors, engaged in extensive discussions and negotiations in an effort to find a mutually beneficial solution. On April 6, 2015, HLSS provided formal notice to New Residential that it was reasonably likely to receive a Going Concern Qualification, unless the parties entered into an alternative transaction.

Based on the shared expectation of New Residential and HLSS that HLSS could not satisfy the conditions to the consummation of the Initial Merger set forth in the Initial Merger Agreement, HLSS and New Residential finalized the terms of an alternative transaction. The alternative transaction enabled HLSS to avoid a Going Concern Qualification.

On April 6, 2015, with the unanimous approval of their respective Boards of Directors, New Residential and HLSS, together with certain of New Residential’s subsidiaries, entered into a Termination Agreement (providing for the termination of the Initial Merger Agreement) and simultaneously entered into the Purchase Agreement (as defined below) and certain other agreements described herein.

Termination Agreement

As described above, on April 6, 2015, simultaneously with the execution of the Purchase Agreement, HLSS, Parent and Merger Sub entered into a termination agreement (the “Termination Agreement”) to terminate the Initial Merger Agreement (the “Termination”).

As a result of the Termination, in accordance with the terms of the Termination Agreement, (i) the Initial Merger Agreement was terminated (including provisions of the Initial Merger Agreement that by their terms would have otherwise survived a termination thereof) and (ii) the Company and Merger Sub, on the one hand, and HLSS, on the other hand, mutually released the other from any liability with respect to claims related to the Initial Merger Agreement or the transactions contemplated thereby.

HLSS has filed the Annual Report, including an unqualified opinion of its auditors, on April 6, 2015.

Sale and Asset Purchase Agreement

On April 6, 2015, the Company, Parent, HLSS MSR-EBO Acquisitions LLC (“HLSS MSR-EBO”), and HLSS Advances Acquisition Corp. (“HLSS Advances” and, together with Parent and HLSS MSR-EBO, the “Buyers”) simultaneously entered into and closed a Share and Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, in exchange for the sale of substantially all of the assets of the Company (including all of the issued share capital of HLSS Luxco 1B S.à r.l. (“Luxco 1B”) and the issued share capital of HLSS Luxco 1A S.à r.l. (“Luxco 1A”)), HLSS received from the Buyers (x) an amount in cash equal to approximately $1.007 billion plus (y) 28,286,980 newly issued shares of Parent common stock with a par value $0.01 per share (the “NRZ Shares”), and in connection therewith, the Buyers assumed substantially all of the liabilities of the Company, including certain post-closing liabilities of the Company (the “Transaction”). The closing of the Transaction occurred simultaneously with the execution of the Purchase Agreement. In conjunction with the closing of the Transaction, HLSS repaid the $344 million outstanding balance of its term loan, has cash on hand of $807 million and holds the NRZ Shares. HLSS intends to sell its NRZ Shares and distribute the proceeds together with its remaining cash, less a $50 million reserve, to its shareholders as soon as practicable. The amount ultimately distributed to HLSS shareholders will depend on a number of factors, including the sale price for the NRZ Shares.

The Company has made certain customary representations, warranties and covenants in the Purchase Agreement, including with respect to, among other things, undisclosed liabilities, taxes, litigation and employee benefit matters. Buyers have made certain customary representations, warranties and covenants in the Purchase Agreement, including with respect to, among other things, capitalization, litigation and securities matters.

From and after the closing of the Transaction, HLSS Advances will indemnify the Company and its affiliates, shareholders, agents, attorneys, representatives, directors, officers, successors and permitted assigns from losses based upon, attributable to or resulting from (i) all liabilities assumed by HLSS Advances in the Transaction or the failure of HLSS Advances and its affiliates to pay, perform and discharge such liabilities when due and (ii) any settlement or compromise of any litigation involving the Company, its subsidiaries or any of their respective officers or directors.

Plan of Complete Liquidation and Dissolution

Concurrently with the execution of the Purchase Agreement, the Board of Directors of the Company adopted and approved a plan of complete liquidation and dissolution (the “Liquidation Plan”), pursuant to which the Company will (i) cease the Company’s business activities other than such activities that are necessary to carry out the provisions of the Liquidation Plan, (ii) pay or make adequate provision for operating expenses expected to be incurred through the completion of the plan of dissolution and (iii) distribute to the shareholders of the Company (1) the cash received by the Company in the Transaction and the net proceeds from the sale of Parent common stock received by the Company in the Transaction, less (2) amounts used to pay certain liabilities of the Company and less a reserve in the amount of $50 million that will be held by the Company at the discretion of the Board to ensure that the Company will be able to meet known and unknown liabilities up to the date of the consummation of the New Merger (as defined below) or, if the New Merger is not consummated, the date of the final liquidating distribution after settlement of the remaining liabilities of the Company and to ensure that the Company has available resources in the event that it is necessary to enforce against third parties any contractual or other rights of the Company or its officers or directors.

New Merger Agreement

Immediately following the closing of the Transaction contemplated by the Purchase Agreement, the Company entered into an Agreement and Plan of Merger (the “New Merger Agreement”) with Parent and Hexagon Merger Sub, Ltd. (“Merger Sub”), pursuant to which, among other things, the Company will be merged with and into Merger Sub (the “New Merger”), with Merger Sub surviving the New Merger.

On the terms and subject to the conditions set forth in the New Merger Agreement, at the effective time of the New Merger (the “Effective Time”), each ordinary share, par value $0.01 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than the Company Shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent and the Company Shares as to which dissenters’ rights have been properly exercised) will be converted automatically into the right to receive (i) $0.704059 per share in cash, without interest, if all of the NRZ Shares have been sold by the Company prior to the Effective Time, or (ii)(A) $0.704059 per share in cash, without interest, plus (B) 93.91% of the value of the NRZ Shares that have not been sold by HLSS prior to the Effective Time, if all or a portion of the NRZ Shares received by the Company in the Transaction have not been sold by the Company prior to the Effective Time pro rata per each outstanding Company Share.

The parties’ obligations to consummate the New Merger are subject to certain closing conditions, including approval of the New Merger by the requisite vote of the Company’s shareholders, the absence of any legal restraints that would prohibit the consummation of the New Merger and other conditions customary for a transaction of this type.

Each of the Company, Parent and Merger Sub has made certain customary representations, warranties and covenants in the New Merger Agreement.

The New Merger Agreement provides for certain termination rights for both the Company and Parent, including if approval of the New Merger by the requisite vote of the Company’s shareholders is not obtained or if the New Merger is not consummated by the nine (9) month anniversary of the date of the New Merger Agreement.

Services Agreement

Immediately following the closing of the Transaction contemplated by the Purchase Agreement, the Company entered into a Services Agreement (the “Services Agreement”) with HLSS Advances Acquisition Corp. (the “Provider”), pursuant to which Provider will be responsible for the operations of the Company and will perform such services and activities related to the assets and operations of the Company, including, among other things, handling (including defending, prosecuting or resolving) all claims, disputes or controversies (including any litigation, arbitration, governmental investigations or inquiries or any other proceedings or negotiations) in which the Company is a party or may otherwise be involved.

Registration Rights Agreement

Immediately following the closing of the Transaction contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement with Parent to memorialize certain rights relating to the registration of shares of Parent common stock to be held by the Company upon the closing of the Transaction contemplated by the Purchase Agreement. The Registration Rights Agreement will, among other things and subject to certain exceptions, require the Parent, upon the request of the Company, to register such shares of Parent common stock. The Company also may request that Parent include such shares in certain future registration statements or offerings of common stock by Parent.

Ocwen Consent

Pursuant to an amendment agreement, among Ocwen Loan Servicing, LLC, the Company, HLSS Holdings and HLSS MSR-EBO, executed in connection with the consummation of the Transaction, the Master Servicing Rights Purchase Agreement (the “Purchase Agreement”) and the associated sale supplements (each a “Sale Supplement”) were amended, among other things, to (i) obtain Ocwen’s consent to the assignment by HLSS of its interest under the Purchase Agreement and each Sale Supplement, (ii) provide that HLSS Holdings will not become the named servicer in connection with any Rights to MSRs (as defined in the Purchase Agreement), or direct the replacement of Ocwen as named servicer, before April 6, 2017 except under certain limited circumstances, (iii) extend the scheduled term of Ocwen’s servicing appointment under each Sale Supplement until the earlier of eight (8) years from the date of such Sale Supplement and April 30, 2020 and (iv) provide that Ocwen will reimburse HLSS Holdings for certain increased financing costs resulting from servicer rating downgrades of Ocwen. In addition, under such amendment (x) Ocwen agrees to exercise any “clean-up call” rights under any servicing agreement related to Rights to MSRs only at the direction of HLSS and to sell to HLSS, on an “as-is” basis, the economic beneficial interest in the right to purchase the mortgage loans and other assets in the related trust for each servicing agreement pursuant to such clean-up call rights and (y) HLSS agrees to pay to Ocwen a fee equal to 0.50% of the outstanding balance of the performing mortgage loans purchased in connection with any such exercise and to pay Ocwen’s related costs and expenses of exercise.

Item 1.02	Termination of a Material Definitive Agreement

The first paragraph of Item 1.01 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the consummation of the Transaction, the Company repaid all of the obligations under the Term Loan and amended substantially all of the financing facilities to which the Company or its subsidiaries are parties. The amendments to those financing facilities are described below.

The Company amended the variable funding note indenture supplements related to its HSART servicer advance master trust financing facility to accomplish the following (among other things): (i) extend the revolving period for such variable funding notes to April 4, 2016; (ii) replace financial maintenance tests with respect to the Company with financial tests related to New Residential; (iii) increase the funding commitments under such variable funding notes by $2,050,000,000 and (iv) incorporate various agreements with the variable funding noteholders in the event of certain events of defaults and other events with respect to Ocwen Loan Servicing, LLC.

The Company amended its bilateral servicer advance financing facility with Barclays Bank PLC to accomplish the following (among other things): (i) replace financial maintenance tests with respect to the Company with financial tests related to New Residential; (ii) increase the funding commitments with respect to the variable funding notes thereunder by $100,000,000; (iii) eliminate certain financial maintenance tests with respect to Ocwen Loan Servicing, LLC and (iv) eliminate certain events of default with respect to Ocwen Loan Servicing, LLC and the Company.

The Company amended its GNMA early buy-out loan loan repurchase facility with Barclays Bank PLC to accomplish the following (among other things): (i) release the Company as a guarantor thereunder and replace it with New Residential as the successor guarantor, (ii) replace financial tests with respect to the Company with financial tests related to New Residential and (iii) eliminate certain events of default with respect to Ocwen Loan Servicing, LLC.

The Company amended its note financing facility with Credit Suisse to (among other things) release the Company as a guarantor thereunder and replace it with New Residential as the successor guarantor thereunder.

Item 1.01 is incorporated by reference.

Item 8.01	Other Events.

On April 6, 2015, the Company and the Buyer issued a joint press release in connection with the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated as of April 6, 2015.

Forward-Looking Statements

This Form 8-K and exhibit contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts included in this report including, without limitation, statements regarding our financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “might,” “should,” “could,” “would,” “intend,” “consider,” “expect,” “foresee,” “plan,” “anticipate,” “believe,” “estimate,” “predict” or “continue” or the negative of such terms or other comparable terminology. Such statements are not guarantees of future performance as they are subject to certain assumptions, inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, the following:

•	Our ordinary shares may continue to trade even though we are in the process of winding down, and distributions to shareholders may be below any trading price;

•	The amount of the final distribution and our ability to cease reporting depends upon whether our shareholders approve the New Merger;

•	The ability to close the New Merger on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ approval to satisfy certain closing conditions;

•	The impact of the Transaction and the New Merger on third party relationships;

•	Litigation related to the Transaction and the New Merger;

•	We cannot assure you of the exact amount or timing of any final distribution to our shareholders under the Liquidation Plan;

•	The impact of the subpoenas from the SEC relating to communications with investors named in the subpoena, and our previously disclosed restatement of our consolidated financial statements and former material weakness in our internal control over financial reporting and certain related party matters;

•	Regulatory investigations and legal proceedings may have an impact on the timing and implementation of the Liquidation Plan;

•	The Transaction or Liquidation Plan may result in certain adverse U.S. federal income tax consequences;

•	The ability to favorably resolve the alleged event of default under the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, LLC, Ocwen Loan Servicing, LLC, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch;

•	Assumptions about the availability of and our ability to make acquisitions of residential mortgage assets from Ocwen Financial Corporation and its subsidiaries (collectively, “Ocwen”) or others on terms consistent with our business and economic model;

•	Estimates regarding prepayment speeds, default rates, delinquency rates, severity, servicing advances, amortization of Notes receivable - Rights to MSRs, custodial account balances, interest income, operating costs, interest costs and other drivers of our results;

•	The potential for fluctuations in the valuation of our Notes receivable - Rights to MSRs and Loans held for investment;

•	Assumptions regarding the availability of refinancing options for subprime and Alt-A borrowers;

•	Expectations regarding incentive fees in our servicing contract and the stability of our net servicing fee revenue;

•	Assumptions about the effectiveness of our hedging strategy;

•	Assumptions regarding amount and timing of additional debt or equity offerings;

•	Assumptions related to sources of liquidity, our ability to fund servicing advances, our ability to pursue new asset classes and the adequacy of our financial resources;

•	Assumptions regarding our financing strategy, advance rate, costs and other terms for financing new asset classes;

•	Assumptions regarding margin calls on financing facilities;

•	Changes in rating methodologies by our rating agencies and our ability to obtain or maintain ratings of our financing facilities;

•	Our ability to enforce our contractual remedies against Ocwen;

•	Our status with respect to legal ownership of the rights to mortgage servicing rights we acquired from Ocwen;

•	Our ability to pay monthly dividends;

•	The performance of Ocwen or others as mortgage servicer;

•	The ability of Ocwen to maintain its residential mortgage servicer ratings and the effects, if any, of any changes in such ratings on our financing arrangements or agreements with Ocwen;

•	Our competitive position;

•	Our dependence on the services of our senior management team;

•	Regulatory investigations and legal proceedings against us;

•	Regulatory investigations and legal proceedings against Ocwen, Altisource or others with whom we may conduct business;

•	Uncertainty related to future government regulation and housing policies;

•	Assumptions regarding our tax rate and decisions by taxing authorities; and

•	General economic and market conditions.

.All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those risks specific to our business detailed within this report and our other reports and filings with the SEC, including our Annual Report filed with the SEC. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the risk factors described under the heading “Risk Factors” within our Annual Report.

Additional Information About the New Merger and Where to Find It

A meeting of the shareholders of the Company will be announced to obtain shareholder approval of the proposed merger transaction. The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger transaction. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the proposed merger transaction and related matters. The Company’s shareholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, Parent and the proposed merger transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.HLSS.com or by sending a written request to the Company at Home Loan Servicing Solutions, Ltd. c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, Attention: Secretary.

Participants in the Solicitation

The Company, New Residential and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger transaction, and any interest they have in the proposed merger transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding the Company’s directors and officers is included in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders filed with the SEC and on Form 8-K filed with the SEC on September 9, 2014. Additional information regarding New Residential’s directors and officers is included in New Residential’s 2014 Form 10-K and the proxy statement for New Residential’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Loan Servicing Solutions, Ltd.
(Registrant)

By:	/s/ James E. Lauter
	Name:	James E. Lauter
	Title:	Senior Vice President and Chief Financial Officer and (On behalf of the Registrant as its principal financial officer)

Date: April 7, 2015